Exhibit 21.  List of Significant Subsidiaries

  The following subsidiaries were 100 percent owned and were consolidated by the Corporation at December 31, 1998:

                                                  State or other jurisdiction
                Name of subsidiary                   in which incorporated
     ---------------------------------------      ---------------------------

     Carnegie Interstate Pipeline Company         Delaware
     Carnegie Natural Gas Company                 Pennsylvania
     Carnegie Production Company                  Pennsylvania
     Marathon Canada Limited                      Canada
     Marathon Guaranty Corporation                Delaware
     Marathon International Oil Company           Delaware
     Marathon International Petroleum Ireland     Limited  Cayman Islands
     Marathon Oil Company                         Ohio
     Marathon Oil U.K., Ltd.                      Delaware
     Marathon Petroleum Ashrafi, Ltd.             Delaware
     Marathon Petroleum Company (Norway)          Delaware
     Marathon Petroleum Egypt, Ltd.               Delaware
     Marathon Petroleum Investment, Ltd.          Delaware
     Marathon Sakhalin Limited                    Cayman Islands
     U. S. Steel Mining Company, LLC              Delaware
     United States Steel International, Inc.      New Jersey
     USX Capital LLC                              Turks & Caicos Islands
     USX Capital Trust I                          Delaware
     USX Engineers and Consultants, Inc.          Delaware
     USX Portfolio Delaware, Inc.                 Delaware

  The following subsidiary was 62 percent owned and was consolidated by the Corporation at December 31, 1998:

     Marathon Ashland Petroleum LLC               Delaware

Exhibit 21.  (Contd.)

  The following companies or joint ventures were not consolidated at December 31, 1998:


            Company                           Country       % Ownership             Activity
            -------                           -------       -----------             --------

Clairton 1314B Partnership, L.P.           United States       10%           Coke & Coke By-Products
CLAM Petroleum B.V.                        Netherlands         50%           Oil & Gas Production
Double Eagle Steel Coating Company         United States       50%           Steel Processing
Kenai LNG Corporation                      United States       30%           Natural Gas Liquification
LOCAP, Inc.                                United States       50% (a)       Pipeline & Storage Facilities
LOOP LLC                                   United States       47% (a)       Offshore Oil Port
Minnesota Pipe Line Company                United States       33% (a)       Pipeline Facility
Nautilus Pipeline Company, LLC             United States       24%           Natural Gas Transmission
Odyssey Pipeline LLC                       United States       29%           Pipeline Facility
Poseidon Oil Pipeline Company LLC          United States       28%           Crude Oil Transportation
PRO-TEC Coating Company                    United States       50%           Steel Processing
RTI International Metals, Inc. (b)         United States       26%           Titanium & Specialty Metals
Sakhalin Energy Investment Company Ltd.    Russia              38%           Oil & Gas Development
Transtar, Inc.                             United States       46%           Transportation
USS/Kobe Steel Company                     United States       50%           Steel Products
USS-POSCO Industries                       United States       50%           Steel Processing
VSZ U. S. Steel, s. r.o.                   Slovakia            50%           Tin Mill Products
Worthington Specialty Processing           United States       50%           Steel Processing

(a) Represents MAP's total ownership interest.
(b) Formerly RMI Titanium Company


  The names of other subsidiaries, both consolidated and unconsolidated, have been omitted as these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.